Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On June 15, 2009, Verigy Ltd. (“Verigy”), through a newly formed indirect wholly-owned subsidiary, completed the acquisition of substantially all of the assets and assumption of certain liabilities of Touchdown Technologies, Inc., a Delaware corporation (“Touchdown”). The consideration payable in the acquisition consists of contingent consideration payable based on revenue from probe card sales during a five year period beginning November 1, 2009. There is no minimum or maximum amount of contingent consideration payable pursuant to the acquisition agreement.

For the purpose of the unaudited pro forma combined condensed financial statements, the acquisition is assumed to have occurred as of November 1, 2007 with respect to the unaudited pro forma combined condensed statements of operations and as of April 30, 2009, with respect to the unaudited pro forma combined condensed balance sheet.

The acquisition has been accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the estimated purchase price was allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based on their fair values. As no purchase consideration was paid at the time of the acquisition, the fair value of acquired net assets over purchase consideration of zero is recorded as a liability titled deferred acquisition credit. The purchase price allocation is subject to revisions within 12 months from the date of acquisition or until such time the contingency has been resolved. Accordingly, the pro forma adjustments related to the purchase price allocation and certain other adjustments are preliminary and have been made solely for the purpose of providing the unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed statements of operations do not reflect any nonrecurring charges directly associated with the acquisition. The nonrecurring charge resulting from the acquisition consists of in-process research and development.

The unaudited pro forma combined condensed financial statements are for information purposes only and do not purport to represent what Verigy’s actual results would have been if the acquisition had been completed as of the dates indicated above or that may be achieved in the future. The unaudited pro forma combined condensed statement of operations does not include the effects of any cost savings from operating efficiencies and synergies that may result from the acquisition.

The unaudited pro forma combined condensed financial statements, including the notes thereto, should be read in conjunction with the Verigy’s historical financial statements included in our annual report on Form 10-K for the year ended October 31, 2008 filed on December 19, 2008 and our Form 10-Q for the quarter period ended April 30, 2009 filed on June 5, 2009, as well as Touchdown’s historical financial statements for the year ended December 31, 2008 and for the three months ended March 31, 2009 included as Exhibit 99.1 and 99.2 in this Current Report on Form 8-K/A.

Verigy and Touchdown have different fiscal year ends, which end on October 31 and December 31, respectively.

The unaudited pro forma combined condensed statement of operations for the twelve months ended October 31, 2008 has been derived from:

•	the audited historical consolidated statement of operations of Verigy for the year ended October 31, 2008; and

•	the unaudited historical condensed consolidated statement of operations of Touchdown for the twelve months ended September 30, 2008.

The unaudited pro forma combined condensed statement of operations for the six months ended April 30, 2009 has been derived from:

•	the unaudited historical consolidated statement of operations of Verigy for the six months ended April 30, 2009; and

•	the unaudited historical condensed consolidated statement of operations of Touchdown for the six months ended March 31, 2009.

The unaudited pro forma combined condensed balance sheet as of April 30, 2009 has been derived from:

•	the unaudited historical consolidated balance sheet of Verigy as of April 30, 2009; and

•	the unaudited historical condensed consolidated balance sheet of Touchdown as of March 31, 2009.

VERIGY LTD.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

(In millions, except share data)

	Historical		Pro forma Adjustments		Pro forma Combined
	Verigy Ltd. April 30, 2009	Touchdown Technologies March 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$172	$1			$173
Short-term marketable securities	90	—			90
Trade accounts receivable, net	44	—			44
Inventory	61	1			62
Other current assets	40	—			40

Total current assets	407	2	—		409

Property, plant and equipment, net	37	4			41
Long-term marketable securities	56				56
Goodwill and Other Intangibles	18		2	(a)	20
Other long-term assets	54	—			54

Total assets	$572	$6	$2		$580

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$34	$1			$35
Employee compensation and benefits	29	—			29
Deferred revenue, current	28	—			28
Income and other taxes payable	4	—			4
Other current liabilities	18	1	1	(b)	20
Convertible bridge debt	—	8	(8	) (c)
Capital lease liabilities, current portion	—	2

Total current liabilities	113	12	(7)		116

Long-term liabilities:
Income taxes payable	14	—			14
Other long-term liabilities	35	1	6	(b)	42

Total liabilities	162	13	(1)		172

Redeemable Preferred Stock
Series D convertible preferred stock	—	26	(26	) (d)	—
Series C convertible preferred stock	—	20	(20	) (d)	—
Series B convertible preferred stock	—	18	(18	) (d)	—
Series A-2 convertible preferred stock	—	7	(7	) (d)	—

Total redeemable preferred stock	—	71	(71)		—

Shareholders’ equity:
Ordinary shares, no par value, 58,191,127 and 57,822,242 issued and outstanding at April 30, 2009 and October 31, 2008, respectively
Series A-1 convertible preferred stock	—	2	(2	) (d)	—
Touchdown common stock	—	11	(11	) (d)	—
Additional paid in capital	417	54	(54	) (d)	417
Retained earnings	10	(145)	141	(e)	6
Accumulated other comprehensive loss	(17)	—			(17)

Total shareholders’ equity	410	(78)	74		406

Total liabilities and shareholders’ equity	$572	$6	$2		$578

VERIGY LTD.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED OCTOBER 31, 2008

(In millions, except share and per share amounts)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	For the Year Ended October 31, 2008	For the Twelve Months Ended September 30, 2008
	Verigy	Touchdown Technologies

Net revenue:
Products	$531	$5	$—		$536
Services	160	—			160

Total net revenue	691	5	—		696

Cost of sales:
Cost of products	270	17	—	(f)	287
Cost of services	114	—			114

Total cost of sales	384	17	—		401

Operating expenses:
Research and development	103	5	—	(f)	108
Selling, general and administrative	154	4	—	(f)	158
Restructuring charges	2	—	—		2
Impairment loss on tangible and intangible assets		1			1

Total operating expenses	259	10	—		269

Income (loss) from operations	48	(22)	—		26
Interest income and other	23	(2)			21
Impairment of investments	(31)	—	11	(g)	(20)

Income (loss) before income taxes	40	(25)	11		26
Provision for income taxes	12	—	—		12

Net income (loss)	$28	$(25)	$11		$14

Net income per share- basic:	$0.48				$0.24

Net income per share- diluted:	$0.47				$0.24

Weighted average shares (presented in thousands) used in computing net income per share:
Basic	59,574				59,574
Diluted	60,360				60,360

VERIGY LTD.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED APRIL 30, 2009

(In millions, except share and per share amounts)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	For the Six Months Ended April 30, 2009	For the Six Months Ended March 31, 2009
	Verigy	Touchdown Technologies

Net revenue:
Products	$75	$—	$—		$75
Services	64	—			64

Total net revenue	139	—	—		139

Cost of sales:
Cost of products	66	5	—	(e)	71
Cost of services	42	—			42

Total cost of sales	108	5	—		113

Operating expenses:
Research and development	45	3	—	(f)	48
Selling, general and administrative	59	2	—	(f)	61
Restructuring charges	6	—			6
Impairment loss on tangible and intangible assets	—	4			4

Total operating expenses	110	9	—		119

Loss from operations	(79)	(14)	—		(93)
Interest income and other expense	3	(0)			3
Impairment of investments	(14)	—	6	(g)	(8)

Loss before income taxes	(90)	(14)	6		(98)
Provision for income taxes	4	—	—		4

Net loss	$(94)	$(14)	$6		$(102)

Net loss per share- basic:	$(1.62)				$(1.75)

Net loss per share- diluted:	$(1.62)				$(1.75)

Weighted average shares (presented in thousands) used in computing net loss per share:
Basic	58,167				58,167
Diluted	58,167				58,167

VERIGY LTD.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

On June 15, 2009, Verigy Ltd. (“Verigy”), through a newly formed indirect wholly-owned subsidiary, completed the acquisition of substantially all of the assets and assumption of certain liabilities of Touchdown Technologies, Inc., a Delaware corporation (“Touchdown”). The consideration payable in the acquisition consists of contingent consideration payable based on revenue from probe card sales during a five year period beginning November 1, 2009. There is no minimum or maximum amount of contingent consideration payable pursuant to the acquisition agreement.

The unaudited pro forma combined condensed balance sheet as of April 30, 2009 is based on the historical financial statements of Verigy and Touchdown after giving effect to the acquisition adjustments resulting from the acquisition of Touchdown. The unaudited pro forma combined condensed balance sheet is presented as if the acquisition had occurred on April 30, 2009.

The unaudited pro forma combined condensed statement of operations for the year ended October 31, 2008 is based on the historical financial statements of Verigy for the year then ended, and Touchdown’s historical financial statements for the twelve month period ended September 30, 2008 after giving effect to the acquisition adjustments. The unaudited pro forma combined condensed statement of operations for the six months ended April 30, 2009 is based on the historical financial statements of Verigy for the period then ended, and Touchdown for its historical financial statements for the period October 1, 2008 through March 31, 2009 after giving effect to the acquisition adjustments. The unaudited pro forma combined condensed statements of operations are presented as if the Touchdown acquisition had occurred on November 1, 2007.

2. TOUCHDOWN TECHNOLOGIES ACQUISITION

On June 15, 2009, Verigy completed the acquisition of Touchdown. Pursuant to the Asset Purchase Agreement, the consideration payable in the acquisition consists of contingent consideration payable based on revenue from probe card sales during a five year period beginning November 1, 2009. Verigy paid approximately $0.3 million in direct acquisition costs.

The acquisition has been accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the estimated purchase price was allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based on their fair values. As no purchase consideration was paid at the time of the acquisition, the fair value of acquired net assets over purchase consideration of zero is recorded as a liability titled deferred acquisition credit. The purchase price allocation is subject to revisions within 12 months from the date of acquisition or until such time the contingency has been resolved. Accordingly, the pro forma adjustments related to the purchase price allocation and certain other adjustments are preliminary and have been made solely for the purpose of providing the unaudited pro forma combined condensed financial statements.

Amount
(in millions)
Total purchase price of the acquisition of Touchdown is as follows:
Cash consideration	$—
Acquisition related expenses (1)	—

Total purchase price	$—

(1)	Acquisition related expenses include legal and accounting fees, and other external costs directly related to the acquisition, totaling approximately $0.3 million.

The preliminary allocation of purchase price based on estimated fair values and other adjustments (in millions):

Gross tangible assets acquired	$5
Gross tangible liabilities assumed	(5)

Net tangible assets (liabilities)	—
Identifiable intangible assets
Developed technology	1
In-process technology	4
Patents	1
Deferred acquisition credit *	(6)

Total purchase price	$—

*	The deferred acquisition credit is based on the net assets acquired in excess of the purchase price consideration.

Intangible Assets

The acquired intangible assets consist of the following identifiable intangible asset categories:

	Estimated useful life (in years)	Amount (in millions)
Intangible assets
Developed technology (excluding in-process technology)	4	$1
Patents	4	1

Total intangible assets		$2

The fair value of the existing technology was determined based on an income approach using the relief from royalty method and was determined by calculating the present value of the royalty savings related to the intangible assets using a royalty rate of 1.5% and a discount rate of 45.0%. The discount rate was estimated using an implied rate of return of the transaction, adjusted for the specific risk profile of the asset. The remaining useful life of existing technology was estimated based on historical product development cycles, the projected rate of technology attrition, and the future economic benefit expected to be received from the asset.

The fair value of patents was determined using the cost approach. The estimated useful life was determined based on the future economic benefit expected to be received from the patents.

The fair value of the in-process technology was determined based on the income approach using the multi-period excess earnings method. In-process technology is a result of acquired in-process technology projects that have not yet reached technological feasibility and have no alternative future uses. The cash flows derived from the in-process technology were discounted at a rate of 55% and was estimated using an implied rate of return of the transaction, adjusted for the specific risk profile of asset.

(3) PRO FORMA ADJUSTMENTS

The unaudited pro forma combined condensed balance sheets and statements of operations give effect to the following pro forma adjustments:

(a)	To record the fair value of identifiable intangibles resulting from the acquisition (see Note 2 above).

(b)	To record the deferred acquisition credit and related liabilities assumed not currently reflected on Touchdown’s March 31, 2009 balance sheet (see Note 2 above).

(c)	To eliminate liabilities not assumed.

(d)	To eliminate Touchdown’s historical stockholders’ equity and Touchdown’s Series A-2, B, C and D convertible preferred stock.

(e)	To eliminate Touchdown’s accumulated deficit of $145 million, and to record the fair value of in-process technology of $3.8 million.

(f)	To record the amortization of acquired intangibles resulting from the Touchdown acquisition for the respective periods; however, the amounts are nominal and are therefore shown as nil.

(g)	To eliminate the impairment charges related to our previous cost method investment in Touchdown Technologies.

(4) PRO FORMA NET LOSS PER SHARE

The pro forma basic and diluted net loss per share amounts presented are based upon the weighted average number of common shares outstanding during the period presented. The pro forma diluted share amount does not include the dilutive effect of stock options and restricted stock unit awards because the effect was anti-dilutive for the six month ended April 30, 2009.